UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2012

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32639 (Commission File Number)	36-3898269 (IRS Employer Identification No.)

787 Seventh Ave, 48th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2012, TG Therapeutics, Inc. (the “Company”) entered into a Securities Exchange Agreement (the “Agreement”) by and between the Company and LFB Biotechnologies S.A.S. (“LFB”). Pursuant to the terms of the Agreement, LFB agreed to exchange its 7,500,000 shares of the common stock of TG Biologics, Inc., a subsidiary of the Company (which it had acquired pursuant to that certain Exclusive License Agreement, dated as of January 30, 2012, by and between the Company and LFB (the “License Agreement”)), for 5,000,000 shares of Company common stock, par value $0.001 per share (“Company Common Stock”), and a warrant (the “Warrant”) to purchase an aggregate of 2,500,000 shares of Company Common Stock at a purchase price of US $0.001 per share. Further, upon the occurrence of certain financing conditions, the Agreement requires LFB to purchase at least $750,000 in additional shares of Company Common Stock at a purchase price per share equal to the then current Market Price (as defined therein). The Warrant is attached hereto as Exhibit 4.1 and the Agreement is attached hereto as Exhibit 10.1. They are both incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance and sale of the securities in the private placement is exempt from registration under the Securities Act of 1933 pursuant to Regulation D and Rule 506 promulgated thereunder. We have furnished certain information to LFB as required by Regulation D, and LFB has provided certain representations to us evidencing that it is an “accredited investor” as defined in Regulation D. We have not engaged in general solicitation or advertising with regard to the private placement and have not offered securities to the public in connection with the private placement.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, the Board of Directors (the “Board”) of the Company appointed Yann Echelard to the Board pursuant to that certain Common Stock Purchase Agreement, dated as of January 30, 2012, as amended on May 11th, May 21st and June 4th, 2012, by and between the Company and LFB. Dr. Echelard will serve as a director until his term expires at the 2013 annual meeting of stockholders, at which time he will stand for reelection by the Company’s stockholders. The Company has not yet appointed Mr. Echelard to any Board committees.

As President of GTC Biotherapeutics, a wholly owned subsidiary of LFB, Dr. Echelard has an indirect material interest in the License Agreement, pursuant to which TG Biologics, Inc. issued 7,368,000 shares of its common stock to LFB, and the Company agreed to contribute $15 million, less applicable fees and expenses associated with the financing, to TG Biologics, Inc. to fund the development of ublituximab under the License Agreement, in exchange for 7,500,000 shares of TG Biologics, Inc. common stock.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d)	Exhibits.

4.1	Form of warrant to purchase common stock of TG Therapeutics, Inc.

10.1	Securities Exchange Agreement, dated November 9, 2012, by and between the Company and LFB Biotechnologies S.A.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: November 13, 2012

	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	Form of warrant to purchase common stock of TG Therapeutics, Inc.

10.1	Securities Exchange Agreement, dated November 9, 2012, by and between the Company and LFB Biotechnologies S.A.S.

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